SUB-EXPENSE LIMITATION AGREEMENT

James Alpha Managed Risk DOMESTIC Equity FUND

THIS SUB-EXPENSE LIMITATION AGREEMENT (the “Agreement”) is effective as of the 22nd day of January 2021, by and between James Alpha Advisors, LLC (the “Manager”), the investment adviser to the James Alpha Managed Risk Domestic Equity Fund (the “Fund”), a series of the James Alpha Funds Trust (the “Trust”), and EAB Investment Group, LLC, the investment sub-adviser to the Fund (the “Advisor”).

WITNESSETH:

WHEREAS, the Manager renders advice and services to the Fund pursuant to the terms and provisions of an Investment Management Agreement between the Trust and the Manager (the “Investment Management Agreement”); and

WHEREAS, the Advisor renders advice and services to the Fund pursuant to the terms and provisions of an Investment Sub-Advisory Agreement between the Manager and the Advisor (the “Sub-Advisory Agreement”); and

WHEREAS, the Manager has agreed to limit the Fund’s Operating Expenses (as that term is defined in Paragraph 3 of this Agreement) pursuant to the terms and provisions of an Operating Expense Limitation Agreement between the Trust (on behalf of the Fund) and the Manager (the “Expense Limitation Agreement”); and

WHEREAS, the Advisor acknowledges the benefit of limiting the Fund’s Operating Expenses until the Fund reaches sufficient scale to be self-sustaining and has agreed to share with the Manager the responsibility of limiting the Fund’s Operating Expenses on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.                  SUPPORT OF LIMIT ON FUND OPERATING EXPENSES. To support the Manager’s obligation to limit the current Operating Expenses of each share class of the Fund to the annual rate listed in the Expense Limitation Agreement, the Advisor hereby agrees to pay one half (i.e., 50%) of the total advisory fees waived and Fund expenses reimbursed by the Manager pursuant to the Expense Limitation Agreement. Such amount will be paid by the Manager reducing the fee otherwise payable to the Advisor under the Sub-Advisory Agreement and, if such reduction is insufficient, by the Advisor paying the Manager the amount of any shortfall after the Advisor’s fee has been reduced to zero. Such fee reductions and/or payments, if any, will be made on the same frequency as the Manager reduces its fee and/or pays the Trust under the Expense Limitation Agreement.

2.                  REIMBURSEMENT OF EXPENSES. The Manager shall reimburse the Advisor 50% of any advisory fees waived or Fund expense payments recouped by the Manager pursuant to the Expense Limitation Agreement.

3.                  DEFINITION. For purposes of this Agreement and the Expense Limitation Agreement, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses of the Fund and each of its classes,, but does not include any front-end and contingent deferred sales loads, interest and tax expenses, leverage, dividends and interest on short positions, brokerage commissions, expenses incurred in connection with any merger, liquidation or reorganization, extraordinary or non-routine expenses such as litigation and proxy-related expenses, and acquired fund fees and expenses.

4.                  TERM AND TERMINATION. This Agreement shall become effective with respect to the Fund as of the date first above written and shall continue indefinitely unless terminated by mutual consent of the parties hereto.

5.                  ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

6.                  SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

7.                  GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

JAMES ALPHA ADVISORS, LLC

By: /s/ James Vitalie

Name: James Vitalie

Title: President

EAB INVESTMENT GROUP, LLC

By: /s/ William J. Visconto

Name: William J. Visconto

Title: Managing Partner

2

SUB-EXPENSE LIMITATION AGREEMENT

James Alpha Managed Risk Emerging Markets Equity FUND

THIS SUB-EXPENSE LIMITATION AGREEMENT (the “Agreement”) is effective as of the 22nd day of January 2021, by and between James Alpha Advisors, LLC (the “Manager”), the investment adviser to the James Alpha Managed Risk Emerging Markets Equity Fund (the “Fund”), a series of the James Alpha Funds Trust (the “Trust”), and EAB Investment Group, LLC, the investment sub-adviser to the Fund (the “Advisor”).

WITNESSETH:

WHEREAS, the Manager renders advice and services to the Fund pursuant to the terms and provisions of an Investment Management Agreement between the Trust and the Manager (the “Investment Management Agreement”); and

WHEREAS, the Advisor renders advice and services to the Fund pursuant to the terms and provisions of an Investment Sub-Advisory Agreement between the Manager and the Advisor (the “Sub-Advisory Agreement”); and

WHEREAS, the Manager has agreed to limit the Fund’s Operating Expenses (as that term is defined in Paragraph 3 of this Agreement) pursuant to the terms and provisions of an Operating Expense Limitation Agreement between the Trust (on behalf of the Fund) and the Manager (the “Expense Limitation Agreement”); and

WHEREAS, the Advisor acknowledges the benefit of limiting the Fund’s Operating Expenses until the Fund reaches sufficient scale to be self-sustaining and has agreed to share with the Manager the responsibility of limiting the Fund’s Operating Expenses on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.                  SUPPORT OF LIMIT ON FUND OPERATING EXPENSES. To support the Manager’s obligation to limit the current Operating Expenses of each share class of the Fund to the annual rate listed in the Expense Limitation Agreement, the Advisor hereby agrees to pay one half (i.e., 50%) of the total advisory fees waived and Fund expenses reimbursed by the Manager pursuant to the Expense Limitation Agreement. Such amount will be paid by the Manager reducing the fee otherwise payable to the Advisor under the Sub-Advisory Agreement and, if such reduction is insufficient, by the Advisor paying the Manager the amount of any shortfall after the Advisor’s fee has been reduced to zero. Such fee reductions and/or payments, if any, will be made on the same frequency as the Manager reduces its fee and/or pays the Trust under the Expense Limitation Agreement.

2.                  REIMBURSEMENT OF EXPENSES. The Manager shall reimburse the Advisor 50% of any advisory fees waived or Fund expense payments recouped by the Manager pursuant to the Expense Limitation Agreement.

3.                  DEFINITION. For purposes of this Agreement and the Expense Limitation Agreement, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses of the Fund and each of its classes, but does not include any front-end and contingent deferred sales loads, interest and tax expenses, leverage, dividends and interest on short positions, brokerage commissions, expenses incurred in connection with any merger, liquidation or reorganization, extraordinary or non-routine expenses such as litigation and proxy-related expenses, and acquired fund fees and expenses.

4.                  TERM AND TERMINATION. This Agreement shall become effective with respect to the Fund as of the date first above written and shall continue indefinitely unless terminated by mutual consent of the parties hereto.

5.                  ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

6.                  SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

7.                  GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

JAMES ALPHA ADVISORS, LLC

By: /s/ James Vitalie

Name: James Vitalie

Title: President

EAB INVESTMENT GROUP, LLC

By: /s/ William J. Visconto

Name: William J. Visconto

Title: Managing Partner

2

SUB-EXPENSE LIMITATION AGREEMENT

FOR CLASS R6 SHARES

James Alpha STRUCTURED CREDIT VALUE FUND

THIS SUB-EXPENSE LIMITATION AGREEMENT FOR CLASS R6 SHARES (the “Agreement”) is effective as of the 22nd day of January 2021, by and between James Alpha Advisors, LLC (the “Manager”), the investment adviser to the James Alpha Structured Credit Value Fund (the “Fund”), a series of the James Alpha Funds Trust (the “Trust”), and Orange Investment Advisors, LLC (the “Advisor”), the investment sub-advisor to the Fund.

WITNESSETH:

WHEREAS, the Manager renders advice and services to the Fund pursuant to the terms and provisions of an Investment Management Agreement between the Trust and the Manager (the “Investment Management Agreement”); and

WHEREAS, the Advisor renders advice and services to the Fund pursuant to the terms and provisions of an Investment Sub-Advisory Agreement between the Manager and the Advisor; and

WHEREAS, the Manager has agreed to limit the Operating Expenses (as that term is defined in Paragraph 2 of this Agreement) of Class R6 shares of the Fund pursuant to the terms and provisions of an Operating Expense Limitation Agreement between the Trust (on behalf of the Fund) and the Manager (the “Class R6 Expense Limitation Agreement”); and

WHEREAS, the Advisor acknowledges the benefit of limiting the Fund’s Operating Expenses until the Fund reaches sufficient scale to be self-sustaining and has agreed to share with the Manager the responsibility of limiting the Fund’s Operating Expenses on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.                  SUPPORT OF LIMIT ON OPERATING EXPENSES. In the event that the current Operating Expenses of Class R6, as accrued each month, exceed the annual limit listed in the Class R6 Expense Limitation Agreement (the “Annual Limit”), the Advisor will, on a monthly basis, pay to the Manager an amount equal to 50% of the Fund expenses reimbursed by the Manager pursuant to the Class R6 Expense Limitation Agreement within 30 days of being notified that the Fund’s expenses exceed the Annual Limit.

2.                  DEFINITION. For purposes of this Agreement, the term “Operating Expenses” with respect to the Fund, is defined to include all expenses of Class R6 of the Fund, but does not include any front-end and contingent deferred sales loads, interest and tax expenses, leverage, dividends and interest on short positions, brokerage commissions, expenses incurred in connection with any merger, liquidation or reorganization, extraordinary or non-routine expenses such as litigation and proxy-related expenses, and acquired fund fees and expenses.

3.                  REIMBURSEMENT OF EXPENSES. The Manager shall reimburse the Advisor 50% of any Fund expense payments recouped by the Manager pursuant to the Class R6 Expense Limitation Agreement.

4.                  TERM AND TERMINATION. This Agreement shall become effective with respect to the Fund as of the date first above written and shall continue indefinitely unless terminated by mutual consent of the parties hereto.

5.                  ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

6.                  SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

7.                  GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

JAMES ALPHA ADVISORS, LLC

By: /s/ James Vitalie
Name: James Vitalie
Title: President

ORANGE INVESTMENT ADVISORS, LLC

By: /s/ Jerald P. Menozzi, Jr.
Name: Jerald P. Menozzi, Jr.
Title: Principal, Chief Investment Officer